UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 1, 2008, in connection with her previously announced promotion to our Executive Vice President, Store Operations, we increased Sandra Tillett’s annual base salary to $350,000.

Also on August 1, 2008, our Board of Directors approved, as a retention mechanism, the guaranteed payment of the minimum level (as a percentage of base salary) of the fiscal 2008 annual cash incentive bonuses payable to executive officers under the Charlotte Russe Holding, Inc. Executive Officer Compensation Program (the “Program”).

On August 4, 2008, the Compensation Committee of our Board of Directors approved guidelines for annual cash incentive bonus and equity compensation targets for Ms. Tillett and Edward Wong, our recently promoted Chief Operating Officer, under the Program. The Program guidelines for Ms. Tillett provide for annual cash incentive bonus targets at minimum, midpoint and maximum percentages of her base salary of 25%, 50% and 80%, respectively, and for equity compensation targets at minimum, midpoint and maximum percentages of her base salary of 50%, 75% and 125%, respectively. The Program guidelines for Mr. Wong provide for annual cash incentive bonus targets at minimum, midpoint and maximum percentages of his base salary of 35%, 60% and 90%, respectively, and for equity compensation targets at minimum, midpoint and maximum percentages of his base salary of 65%, 100% and 150%, respectively. In recognition of Ms. Tillett and Mr. Wong’s service as our Executive Vice President, Store Operations and our Chief Operating Officer, respectively, during the remaining portion of fiscal 2008 following their promotions, the guidelines set forth above for their fiscal 2009 annual cash incentive bonus targets shall each be adjusted upward by five percentage points, and the guidelines set forth above for their fiscal 2009 equity compensation targets shall each be adjusted upward by ten percentage points.

On August 7, 2008, in connection with his previously announced promotion to our Chief Operating Officer, we amended Edward Wong’s “at-will” employment agreement to (i) reflect his new title, (ii) increase his annual base salary to $500,000 and (iii) provide for an immediate cash bonus of $40,000 to be paid to Mr. Wong, and for additional cash bonuses of $75,000 to be paid to Mr. Wong on November 30, 2008 and July 31, 2009 subject to Mr. Wong being employed by us on such dates. A copy of such amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment dated August 7, 2008 to Offer Letter by and between Charlotte Russe Holding, Inc. and Edward Wong dated August 10, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/S/ LEONARD H. MOGIL
Leonard H. Mogil Chief Executive Officer

Date: August 7, 2008

INDEX TO EXHIBITS

10.1	Amendment dated August 7, 2008 to Offer Letter by and between Charlotte Russe Holding, Inc. and Edward Wong dated August 10, 2005.